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                                                                       Exhibit 5






October 15, 1997


Thomas & Betts Corporation
1555 Lynnfield Road
Memphis, Tennessee 38119

Ladies and Gentlemen:

         This opinion is rendered to you in connection with the Registration Statement on Form S-3 of Thomas & Betts Corporation (the "Company") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering the offering and possible future sale by certain holders of 793,560 shares of common stock of the Company (the "Common Stock").

         I have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement. For purposes of my opinion, I, or attorneys under my supervision, have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies.

         I express no opinion as to the laws of any jurisdiction other than those of the State of Tennessee and the federal laws of the United States of America.

         Based on and subject to the foregoing, I am of the opinion that:

         1. The Company is a corporation duly organized and validly existing under the laws of the State of Tennessee.

         2. The shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable.




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         I understand that this opinion is to be used in connection with the
Company's Registration Statement relating to the Common Stock to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I consent to the filing of this opinion as an exhibit to this Registration Statement and to the reference to me under the heading "Legal Matters" in the Prospectus and in any subsequently filed Prospectus Supplements.



                                             Very truly yours,

                                             /S/ Jerry Kronenberg

                                             Jerry Kronenberg, Esq.